UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2022

Adit EdTech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39872	85-3477678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

(646) 291-6930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	ADEX.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	ADEX	The New York Stock Exchange
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ADEX.WS	The New York Stock Exchange

☒      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 9, 2022, Adit EdTech Acquisition Corp. (the “Company”) and Griid Infrastructure LLC (“GRIID”) entered into a share purchase agreement (the “Agreement”) with GEM Global Yield LLC SCS (the “Purchaser”) and GEM Yield Bahamas Limited (“GYBL”) relating to a share subscription facility. Pursuant to the Agreement, following the consummation of the Company’s previously announced merger (the “Merger”) with Griid Holdco LLC, subject to certain conditions and limitations set forth in the Agreement, the Company shall have the right, but not the obligation, from time to time at its option, to issue and sell to the Purchaser up to $200.0 million of the Company’s shares of common stock, par value $0.0001 per share (the “Shares”).

Sales of the Shares to the Purchaser under the Agreement, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Shares and determinations by the Company regarding the use of proceeds of such Shares. The net proceeds from any sales under the Agreement will depend on the frequency with, and prices at, which the Shares are sold to the Purchaser. The Company expects to use the proceeds from any sales under the Agreement for working capital and general corporate purposes.

Upon the initial satisfaction of the conditions to the Purchaser’s obligation to purchase Shares set forth in the Agreement, the Company will have the right, but not the obligation, from time to time at its sole discretion during the 36-month period from and after the first day on which the Shares are publicly listed on a securities exchange, to direct the Purchaser to purchase up to a specified maximum amount of Shares as set forth in the Agreement. The purchase price of the Shares that the Company elects to sell to the Purchaser pursuant to the Agreement will be 92% of the average daily closing price of the Shares during a 30-trading day period commencing with the first trading day designated in the notice delivered to the Purchaser.

In connection with the execution of the Agreement, GRIID agreed to pay to the Purchaser in installments in connection with placements of Shares under the Agreement a $4.0 million commitment fee (the “Commitment Fee”) payable in Shares or cash, as consideration for the Purchaser’s irrevocable commitment to purchase the Shares upon the terms and subject to the satisfaction of the conditions set forth in the Agreement. Also, GRIID will be obligated to issue to the Purchaser a warrant (the “Warrant”) expiring on the third anniversary of GRIID’s public listing date, to purchase 2% of the total equity interests (on a fully diluted basis) outstanding immediately after the completion of the Merger, at an exercise price per Share equal to the lesser of: (i) the closing bid price of the Company’s Shares as reported by the New York Stock Exchange on September 9, 2022) and (ii) 90% of the closing price of the Shares on the public listing date. Additionally, pursuant to the Agreement, GRIID would be obligated to pay a private transaction fee of 1% of the total consideration paid in a private business combination transaction with a counterparty that was introduced to GRIID by the Purchaser or an affiliate of the Purchaser in the event that GRIID consummates such a transaction in lieu of the Merger or any other business combination transaction the result of which is GRIID continuing as a publicly listed company.

The Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and are subject to certain important limitations.

GRIID has the right to terminate the Agreement at any time, upon 90 trading days’ prior written notice. In the event GRIID terminates the Agreement at its option prior to any public listing (including as a result of the Merger) and GRIID completes a public listing within the two-year period following such termination, GRIID will be obligated to issue the Warrant to the Purchaser.

The foregoing descriptions of the Agreement and the Warrant are each qualified in their entirety by reference to the full text of the Agreement and the Form of Common Stock Warrant, respectively, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and which are incorporated herein by reference.

Registration Rights Agreement

In connection with the Agreement, GRIID entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser and GYBL providing for certain registration rights relating to any Shares (including any Shares issued to the Purchaser as payment of the Commitment Fee and the Shares underlying the Warrant) issuable under the Agreement. GRIID has agreed to, among other things, file within 30 days of GRIID’s public listing date, a resale shelf registration statement covering the resale of any Shares (including any Shares issued to the Purchaser as payment of the Commitment Fee and the Shares underlying the Warrant) issuable under the Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under the heading “Share Purchase Agreement” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Shares to be issued under the Agreement, including any Shares issued to the Purchaser as payment of the Commitment Fee and the Shares issuable upon exercise of the Warrant, will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Griid Holdco LLC, the combined company or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Company has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the SEC. The definitive proxy statement/prospectus will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Griid Holdco LLC, the Company and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 21, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this Current Report on Form 8-K. These forward looking statements speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

4.1	Form of Common Stock Warrant

10.1	Share Purchase Agreement, dated as of September 9, 2022, among Adit EdTech Acquisition Corp., Griid Infrastructure LLC, GEM Global Yield LLC SCS, and GEM Yield Bahamas Limited

10.2	Registration Rights Agreement, dated as of September 9, 2022, among Griid Infrastructure LLC, GEM Global Yield LLC SCS, and GEM Yield Bahamas Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adit EdTech Acquisition Corp.

By:	/s/ John D’Agostino
John D’Agostino
Chief Financial Officer

Dated: September 9, 2022